EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”), is made and entered into as of June 3, 2011 by and among Blackbox Semiconductor, Inc., f/k/a/ Visitrade, Inc., a Nevada corporation as purchaser (“Buyer”) and Shrink Nanotechnologies, Inc., a Delaware corporation as seller (the “Seller”) of all of the ownership interests and right and title to BlackBox Semiconductor, Inc., a Delaware corporation and wholly owned subsidiary of Seller (“Blackbox”) (Buyer, and Seller are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, Buyer desires to acquire from Seller, and Seller owns and wishes to sell 425,000,000 shares of BlackBox common stock, par value $.001 per share,  which represent 100% of the issued and outstanding shares of capital stock of BlackBox (the “Blackbox Shares”) all of which are owned by Seller, and 14,000,000 shares of common stock, par value $.001 per share of Seller (the “Seller Shares”) in exchange for a purchase price to be paid by Buyer of (i) Seventy Five Thousand Dollars ($75,000) (the “Cash Consideration”) and (ii) the issuance of an aggregate of 1,351,500 shares of Buyer’s common shares (the “Exchange Shares”) to be issued to Seller (the collective transaction hereinafter the “Share Exchange”);

WHEREAS, it is the intention of the Parties hereto that the issuance of both the Exchange Shares to Seller and Seller Shares to Buyer, and the issuance of the BlackBox Shares to Buyer, pursuant to the Share Exchange: (i) shall qualify as a transactions in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and under the applicable securities laws of each state or jurisdiction where the Seller and Buyer reside; and (ii) shall qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Parties and their board of directors, where applicable, all deem it to be in the best interests of all said Parties to consummate the Share Exchange and to issue the Seller Shares and Exchange Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

SECTION 1. SHARE EXCHANGE TERMS.

1.1

The Share Exchange.

(a)

On the Closing Date (as defined below) and subject to and upon the terms and conditions of this Agreement, including but not limited to those interests described in Section 5.6 herein, the Seller shall take all actions necessary to (i) sell, assign and transfer to Buyer, full marketable title to all 425,000,000 BlackBox Shares, said shares constituting 100% of ownership interests of BlackBox as at the Closing Date and (ii) issue to Buyer the 14,000,000 Seller Shares. Following such transfer and issuance, BlackBox shall continue its existence as a wholly owned subsidiary of Buyer and Buyer shall be the exclusive owner of marketable title to the BlackBox Shares and Seller Shares.

(b)

On the Closing Date and satisfaction of all closing conditions herein, and in exchange for the transfer to it of the BlackBox Shares and the Seller Shares, among other things: (i) Buyer shall issue the Exchange Shares to Sellers; (ii) within 90 days Buyer shall pay the Cash Consideration to Seller and, (ii) Buyer shall become the sole shareholder of BlackBox and the Exchange Shares.

1.2

Exemption from Registration.  The Parties intend that the Seller Shares, the Exchange Shares and BlackBox Shares shall be restricted shares, and such issuances shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(1) and/or 4(2) of the Securities Act to Seller and the rules and regulations promulgated thereunder.

1.3

Closing.    The closing of the Share Exchange (the “Closing”) will take place at the offices of either Party within ten days following the delivery of satisfaction or waiver of the conditions precedent set forth in this Agreement or at such other date as Buyer and the Seller shall agree (the “Closing Date”), but in no event shall the Closing Date occur later than June 15, 2011, unless such date shall be extended by mutual agreement of the Parties.

1.4

Exchange of Certificates.

(a)

On or before the Closing Date, and among other closing conditions referenced herein, the Seller shall take all actions necessary to cause all of the 100 BlackBox Shares to be transferred and re-issued to Buyer in one or more certificates representing in aggregate the BlackBox Shares and to authorize and issue the Seller Shares to Buyer; and

(b)

On or before the Closing Date, and among other closing conditions referenced herein, Buyer shall take all actions necessary to cause the Cash Consideration to be paid to Seller (within 90 days execution) and all of the Exchange Shares to be issued to the Seller in one or more certificates representing in aggregate the Exchange Shares.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY.

The Seller hereby represents and warrants to the Buyer, as follows:

2.1

Organization and Good Standing.  The Seller is a business entity duly organized and validly existing under the laws of the state of it organization.  Blackbox is a wholly owned subsidiary of the Seller and duly organized nd validly existing under the laws of the state of Delaware.  Each of the Seller and the BlackBox, is duly qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required. The Seller has full power and authority to conduct the businesses in which each is engaged, to own, lease and use their respective assets and to perform their respective obligations. Neither the Seller nor BlackBox is in violation of any of their organizational documents.

2.2

Authority.  The Seller has the power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the Share Exchange. The execution and delivery of this Agreement, the documents contemplated hereby and the consummation of the transactions contemplated hereby has been duly authorized by: (i) the Board of Directors of the Seller, inclusive, and without limitation, the disinterested members of the Board of Directors of Seller after separate independent review by an independent and disinterested committee of the Board of Seller; and (ii) no further action on the part of the Seller or BlackBox, or any of their respective shareholders, preferred stock shareholders, members, equity holders or creditors, is required to enable the Seller to enter into this Agreement and to perform its obligations hereunder. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, certificate of incorporation, certificate of designation, organizational document, operating agreement by-law, license or other instrument or document to which the Seller or BlackBox is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to such Sellers or the Company or any of their respective properties. The Seller has notified on its behalf and on behalf of BlackBox and obtained all consent of any party necessary in order to perform its obligations with respect to the transactions contemplated by this Agreement.

2.3

Ownership of the Company Securities and Other Assets.   The Seller is the record and beneficial owner of the BlackBox Shares which represent 100% of the issued and outstanding shares of BlackBox. BlackBox does not and will not have at Closing, any other shares or securities, including, but not limited to, shares of common or preferred stock or preferred interests authorized or issued or designated by its board.  All of the issued and outstanding equity interests of BlackBox were duly authorized and are validly issued, fully paid and non-assessable. There are no outstanding (i) securities convertible or exchangeable into equity interests of BlackBox, (ii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal, promises, profit or income rights, or other agreements that could require BlackBox to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem equity or other economic or voting  interests of BlackBox or (iii) stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. The Company has not violated in any material respect any applicable securities law in connection with the offer, sale or issuance of any of its equity interests or other equity or debt securities. The Company does not control directly or indirectly or have any direct or indirect equity interest in any person or subsidiaries. The Sellers are the owners of record and beneficially own 100% of the issued and outstanding shares of the Company in full.

2.4

Access to Company Records.  The corporate financial records, minute books and other documents and records of the Company have been made available to Buyer prior to the Closing hereof.

2.5

Financial Statements.  The unaudited consolidated financial statements of BlackBox as of December 31, 2010 (the “BlackBox Financial Statements”) have been provided herewith.  The BlackBox Financial Statements fairly represent the financial position of BlackBox as at such date and the results of their operations for the periods then ended. The BlackBox Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of BlackBox are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

2.6

Taxes.  BlackBox, as of the Closing Date, will have filed and paid all material tax, governmental, property, use and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which had become due, and there are no deficiency notices outstanding.

2.7

Compliance with Laws.  BlackBox has complied with all federal, state, county and local laws, environmental laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the businesses of BlackBox.

2.8

Brokers or Finders.  No broker's, consultant’s or finder's fee will be payable in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Seller, BlackBox, or any other person.

2.9

Real Estate.  BlackBox does not have any interest in any real property.

2.10

Tangible Assets.  BlackBox has full title and interest in all personal property, machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by BlackBox, any related capitalized items or other tangible property material to the business of BlackBox (the "Tangible Assets") free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.  All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of BlackBox and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation. The assets and properties ofBlackBox are sufficient for the continued conduct of the business of BlackBox after the Closing in substantially the same manner as currently conducted by the Company.

2.11

Liabilities.  Other than those disclosed in the BlackBox Financial Statements, BlackBox does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit or obligation to make any payment for the redemption or cancelation of any securities (all of the foregoing collectively defined to as "Liabilities")  As of the date of Closing, BlackBox will not have any Liabilities except for Liabilities incurred in the ordinary course of business and previously disclosed in the BlackBox Financial Statements. There is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business. Seller has agreed to indemnify Buyer for any liabilities not disclosed herein.

2.12

Operations of BlackBox.  Except as otherwise disclosed in the BlackBox Financial Statements, through the Closing Date BlackBox has not and will not have:

(a)

incurred any indebtedness or borrowed money;

(b)

declared or paid any dividend or declared or made any distribution of any kind to Seller or any other party, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock that would otherwise result in any kind of charge or reduction of capital of BlackBox or otherwise, designated, authorized or issued or agreed to issue any securities or preferred securities or derivative securities;

(c)

made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

(d)

incurred or assumed any indebtedness or liability (whether or not currently due and payable);

(e)

disposed of any assets of BlackBox;

(f)

materially increased the annual level of compensation of any executive employee of the Company;

(g)

increased, terminated, amended or otherwise modified any plan for the benefit of employees of BlackBox;

(h)

issued any equity securities or rights to acquire such equity securities; or

(i)

entered into or modified any contract, agreement or transaction.

2.13

Full Disclosure.  No representation or warranty by BlackBox or the Sellers nin this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by BlackBox or the Seller pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of  BlackBox.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer hereby represents and warrants to the Seller, as follows:

3.1

Organization.  Buyer is a corporation organized under the laws of the State of Nevada.  Buyer has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

3.2

SEC Filings and Reports; Reliance on Financial Statements.  Buyer is a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”), and is current in the filing of its forms or reports under the Exchange Act with the United States Securities and Exchange Commission (the “SEC”).

3.3

Access to Records.  The corporate financial records, minute books, and other documents and records of Buyer have been made available to the Seller prior to the Closing hereof.

3.4

Taxes.  Buyer is current with the filing and/or payment of its material tax, governmental, property, use and/or related forms and reports (or extensions thereof) due or required to be filed, except as would not be expected to have a material effect.

3.5

Authority to Execute and Perform Agreements. Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.  This Agreement has been duly executed and delivered and is the valid and binding obligation of Buyer enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights.

3.6

Full Disclosure.  No representation or warranty by Buyer in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by Buyer pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Buyer. Notwithstanding the foregoing, Buyer makes no representation with respect to the value of Exchange Shares or the prospects of Buyer’s business, or with respect to its ability, if any, to raise the necessary capital in order to execute on its business plan and further develop the business of BlackBox being acquired.

SECTION 4.  CONDITIONS PRECEDENT TO CLOSING.

4.1

Conditions Precedent to the Obligations of the Seller.   All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions; any one of which may be waived at Closing by the Sellers or, upon agreement of the Parties, be tendered as a post Closing delivery at such times agreed to by the Parties:

 (a)

Buyer shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing;

(b)

On or before the Closing, the Board of Directors of Buyer and its majority shareholders shall have approved of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable Buyer to comply with the terms of the Agreement; and

(c)

The Exchange Shares will be duly authorized, validly issued, fully paid and non-assessable in all respects, and will be issued in a non-public offering and exempt transaction in compliance with all federal and state securities laws, bearing a restrictive legend, as is more fully set forth herein.

4.2

Conditions Precedent to the Obligations of Buyer.  All obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions (any one of which may be waived at Closing b Buyer) upon agreement of Buyer, be tendered as a post Closing delivery at such times as set forth by Buyer:

(a)

The representations and warranties by BlackBox and the Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

(b)

Seller and BlackBox shall have delivered to Buyer copies of the resolutions or a written action of the Board of Directors of BlackBox and Seller authorizing the execution and delivery by BlackBox and Seller of this Agreement, and each of the other transaction documents to which BlackBox or Seller is a party, and the consummation of the transactions contemplated hereby and thereby, certified by an authorized officer of BlackBox;

(c)

The Seller shall have delivered to Buyer the certificates representing the BlackBox Shares duly endorsed (or with executed stock powers) in the name of Buyer, so as to make Buyer the sole owner thereof.  The BlackBox Shares shall be duly authorized, validly issued in the name of Buyer, fully paid and non assessable in all respects.  Seller shall have also delivered to Buyer certificates representing the Seller Shares in the name of Buyer, and without restriction other than those required under the Securities Act, and such Seller Shares shall immediately be deemed duly authorized, validly issued, fully paid and non assessable in all respects;

(d)

Seller and BlackBox shall have delivered to Buyer all minute books, share transfer books, share certificate books, and corporate certificates, and all corporate seals and financial and accounting books and records of BlackBox or that otherwise relate to its accounting records or to its license agreements with the University of Chicago or otherwise;

 (e)

The Seller and BlackBox shall have delivered to Buyer all other documents, certificates, instruments or writings reasonably requested by Buyer in connection herewith, and evidence reasonably satisfactory to Buyer that there are no contingent tax liabilities that would arise with respect to the transactions contemplated hereby.

SECTION 5.  COVENANTS.

5.1

Corporate Examinations and Investigations.  Prior to the Closing Date, the Parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigations, by a Party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the Party under this Agreement.

5.2

Further Assurances.  The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such Party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.3

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, Parties agree to keep confidential any information disclosed to each other in connection therewith for a period of three (3) years from the date hereof.

5.4

Indemnification of Officers and Directors.  It is the intention of the Parties that the Seller and Buyer and BlackBox  shall indemnify their current and former officers and directors to the fullest extent permitted by Nevada and Delaware law, as applicable, inclusive of interested parties.  In such connection, the Parties agree not to amend the certificates of incorporation or by-laws of either Seller or Buyer or BlackBox  if such amendment shall have the effect of materially reducing or terminating the indemnification rights and privileges applicable to officers and directors of each of Buyer and Seller and BlackBox as the same are in effect immediately prior to the Closing Date of the Share Exchange. The foregoing provision shall remain in effect for only 18 months and may only be waived sooner by each Party that is adversely affected.

5.5

Expenses.  It is understood and agreed that following the execution of this Agreement, any and all expenses with respect to any filings, documentation and related matters with respect to the consummation of the transactions contemplated hereby shall be the sole responsibility of Seller and Buyer, respectively as the case may be.

SECTION 6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

Notwithstanding any right of the Parties to investigate the affairs of the other Party and its shareholders, each Party (but no assignee, creditor or other third party) has the right to rely fully upon representations, warranties, covenants and agreements of the other Party and its shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for eighteen (18) months following the Closing.

SECTION 7. INDEMNIFICATION.

Buyer and the Seller agree to hold harmless and indemnify one another from any such claims or future claims, as the case may be, related to this Agreement. Additionally, Buyer and Seller agree to reimburse one another immediately for any and all expenses, including, without limitation, attorney fees, incurred by Buyer or Seller in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to this Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action). The Parties further agree that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, attorney, agent or subcontractor of Buyer and their heirs, legal representatives, successors and assigns. The provisions set forth in this section shall survive any termination of this Agreement.

SECTION 8.  MISCELLANEOUS.

8.1

Restrictions On Resale.     The Exchange Shares and Seller Shares and BlackBox Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act; or (ii) Seller, or Buyer, as the case may be, receives an opinion of counsel reasonably satisfactory to it, that an exemption from the registration requirements of the Securities Act is available.

The certificate(s) representing the Exchange Shares, Seller Shares and BlackBox Shares shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

8.2

Waivers.  The waiver of a breach of this Agreement or the failure of any Party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

8.3

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the Parties or the duly authorized representatives of the respective Parties.

8.4

Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the Parties of this Agreement shall be as follows:

if to Buyer to:

BlackBox, Inc.

450 Duane Avenue

Schenectady, New York 12304

(518) 935-2830 (Ext. 1102)

if to the Seller to:

Shrink Nanotechnologies, Inc.

Any notice or statement given under this Agreement shall be deemed to have been given if delivered by national courier service with signature confirmation of receipt, fax with electronic delivery confirmation or express, priority or registered mail with delivery confirmation, addressed to the other Party at the address indicated above or at such other address which shall have been furnished in writing to the addressor, or if such delivery is refused by a Party.

8.5

Governing Law.  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN NEVADA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.   If it becomes necessary for any Party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party shall be awarded all reasonable attorneys fees, expenses and costs.

8.6

Entire Agreement.  This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

8.7

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.8

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

8.9

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

8.10

Binding Effect.  This Agreement shall be binding upon the Parties hereto and inure to the benefit of the Parties, their respective heirs, administrators, executors, successors and assigns.

8.11

Facsimile Signatures.

The Parties hereby mutually agree that this Agreement may be executed by facsimile signatures of any one or more Parties, each of which shall have the same legal and binding force and effect as ribbon original signatures.

***SIGNATURE PAGE FOLLOWS***

[Counterpart Signature page to Share Exchange Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

BLACKBOX SEMICONDUCTOR, INC. /s/ David Duncan
By: David Duncan Its: Chief Executive Officer

SHRINK NANOTECHNOLOGIES, INC. /s/ Marck L. Baum
By: Mark L. Baum Its: Chief Executive Officer

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.